EXHIBIT 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DWIGHT W. DECKER, DENNIS E. O’REILLY and JASMINA THEODORE BOULANGER, and each of them singly, my true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for me and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and any amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director	December 13, 2006

/s/ Donald R. Beall Donald R. Beall	Director	December 13, 2006

/s/ Steven J. Bilodeau Steven J. Bilodeau	Director	December 13, 2006

/s/ F. Craig Farrill F. Craig Farrill	Director	December 13, 2006

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	December 13, 2006

Signature	Title	Date
/s/ John W. Marren John W. Marren	Director	December 13, 2006

/s/ D. Scott Mercer D. Scott Mercer	Director	December 13, 2006

/s/ Jerre L. Stead Jerre L. Stead	Director	December 13, 2006

/s/ Giuseppe Zocco Giuseppe Zocco	Director	December 13, 2006

/s/ J. Scott Blouin J. Scott Blouin	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	December 13, 2006

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